CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-20343) (the “Registration Statement”) of our report dated April 21, 2016, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Kansas City, MO
April 21, 2016